Exhibit 4.21

REGISTRATION RIGHTS AGREEMENT

between

HC2 HOLDINGS, INC.

and

LANCER CAPITAL LLC

___________________

Dated as of September 9, 2020

Table of Contents

1.	Certain Definitions	1
2.	Shelf Registration	3
3.	Piggyback Registration	5
4.	Holdback Agreements	7
5.	Registration Procedures	8
6.	Registration Expenses	11
7.	Indemnification	11
8.	Transfer of Registration Rights	13
9.	Prohibitions on Requests; Stockholders' Obligations	13
10.	Miscellaneous	14

REGISTRATION RIGHTS AGREEMENT, dated as of September 9, 2020, by and between HC2 Holdings, Inc, a Delaware corporation (the “Company”), and Lancer Capital LLC, a Delaware limited liability company (the “Stockholder”).
In consideration of the mutual covenants and agreements herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
1.        Certain Definitions.
In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings:
“Affiliate” of any Person means any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” means this Registration Rights Agreement, including all amendments, modifications and supplements and any exhibits or schedules to any of the foregoing, and shall refer to this Registration Rights Agreement as the same may be in effect at the time such reference becomes operative.
“Block Trade Offering” means an Underwritten Offering demanded by one or more stockholders that is a no-roadshow “block trade” take-down off of a Shelf Registration Statement.
“Business Day” means any day, except a Saturday, Sunday or legal holiday on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.
“Closing Date” and “Closing Dates” have the meanings set forth in the Investment Agreement.
“Common Stock” means common stock, par value $0.001 per share, of the Company.
“Company” has the meaning set forth in the introductory paragraph and includes any other person referred to in the second sentence of Section 10(d) hereof.
“Conversion Shares” means the shares of Common Stock issuable upon conversion of the Non-Voting Participating Convertible Preferred Stock, liquidation preference of $0.01 per share, issued to the Stockholder pursuant to the Investment Agreement.
“Delay Period” has the meaning set forth in Section 2 hereof.
“Effective Period” has the meaning set forth in Section 2 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“FINRA” means the Financial Industry Regulatory Authority, Inc., and any successor regulator performing comparable functions.
“Investment Agreement” means the Investment Agreement, dated September [●], 2020, by and between the Company and the Stockholder.
“NYSE” means the New York Stock Exchange.
“Other Demanding Sellers” has the meaning assigned to it in Section 3(b) hereof.
“Other Proposed Sellers” has the meaning assigned to it in Section 3(b) hereof.
“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, governmental entity or any other entity.
“Piggyback Notice” has the meaning set forth in Section 3(a) hereof.
“Piggyback Registration” has the meaning set forth in Section 3(a) hereof.
“Prospectus” means the prospectus or prospectuses forming a part of, or deemed to form a part of, or included in, or deemed included in, the Shelf Registration Statement filed or used pursuant to Section 2(a) hereof, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Common Stock covered by such Shelf Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.
“Registrable Common Stock” means (i) any shares of Common Stock issued as Conversion Shares and (ii) any other security into or for which the Common Stock referred to in clause (i) has been converted, substituted or exchanged pursuant to any reclassification, merger or consolidation, and any security issued or issuable with respect thereto upon any stock dividend or stock split. As to any particular Registrable Common Stock, such securities shall cease to be Registrable Common Stock when (A) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise disposed of pursuant to such effective registration statement, (B) such securities are sold or are otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such securities not bearing any restrictive legend and such securities may be resold without subsequent registration under the Securities Act, (C) such securities are repurchased by the Company or a subsidiary of the Company or cease to be outstanding, (D) such securities may be resold pursuant to Rule 144, whether or not any such sale has occurred or (E) such securities are transferred to a Person that is not, or at any time following such transfer ceases to be, a 100% owned (directly or indirectly) Affiliate of the Stockholder.
“Registration Expenses” has the meaning set forth in Section 6 hereof.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC as a replacement thereto having substantially the same effect as such rule.
“SEC” means the Securities and Exchange Commission and any successor agency performing comparable functions.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on either (i) Form S-3 (or any successor form or other appropriate form under the Securities Act), or a prospectus supplement to an existing Form S-3, or (ii) if the Company is not permitted to file a Registration Statement on Form S-3, an evergreen registration statement on Form S-1 (or any successor form or other appropriate form under the Securities Act), in each case for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Common Stock and which may also cover any other securities of the Company.
“Shelf Underwritten Offering” has the meaning set forth in Section 2(d) hereof.
“Stockholder” has the meaning set forth in the introductory paragraph.
“Underwritten Offering” means a sale of securities of the Company to an underwriter or underwriters for reoffering to the public, including any bought deal, Block Trade Offering or other block sale to a financial institution conducted as an underwritten offering to the public.
2.        Shelf Registration.
(a)    Filing. Subject to Section 2(c) hereof, the Stockholder may, by written notice delivered (which notice can be delivered at any time on or after the date of this Agreement) to the Company (the “Shelf Notice”), require the Company to, at the Company’s option, either (i) file with the SEC as promptly as practicable (but no later than 30 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission at the earliest possible date permitted under the rules and regulations of the Commission (but no later than 60 days after such filing date), a Shelf Registration Statement covering the resale of Registrable Common Stock or (ii) file with the SEC a prospectus supplement covering the resale of Registrable Common Stock, in each case relating to the offer and sale, from time to time, of all of Registrable Common Stock owned by the Stockholder in accordance with the methods of distribution set forth in the Shelf Registration Statement. Notwithstanding the foregoing, the Stockholder shall not be entitled to require the Company to file a new Shelf Registration Statement if the Company has an effective existing Resale Registration Statement containing a plan of distribution that covers the resale of the Registrable Common Stock.

(b)    Continued Effectiveness. Subject to Section 2(c) hereof, the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Common Stock covered by the Shelf Registration Statement (i) have been sold thereunder in accordance with the plan and method of distribution disclosed in the Prospectus included in the Shelf Registration Statement or (ii) cease to be Registrable Common Stock (such period, the “Effective Period”).
(c)    Suspension of Registration. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled in its discretion, from time to time, by providing notice to the Stockholder, to postpone the filing or the effectiveness of the Shelf Registration Statement or require the Stockholder to suspend the use of the Prospectus for sale of Registrable Common Stock under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 180 days in the aggregate in any 12 month period (a “Delay Period”) if the Company’s Board of Directors determines in good faith and in its reasonable judgment that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar transaction or other material event or circumstance affecting the Company or its securities. The Stockholder agrees to suspend use of the applicable Prospectus and any free writing prospectus in connection with any sale or purchase of, or offer to sell or purchase, Registrable Common Stock, upon receipt of the notice referred to above. The Company shall immediately notify the Stockholder upon the termination or expiration of any Delay Period and thereafter, as promptly as practicable, prepare a post-effective amendment or supplement to the Shelf Registration Statement or the Prospectus, or any document incorporated therein by reference, so that, as thereafter delivered to purchasers of the Registrable Common Stock included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.
(d)    Shelf Underwritten Offerings.
(i)    Subject to Section 9 hereof, during the Effective Period (except during a Delay Period), the Stockholder may notify the Company in writing of its intent to sell Registrable Common Stock covered by the Shelf Registration Statement (in whole or in part) in an Underwritten Offering (a “Shelf Underwritten Offering”); provided that the Company shall not be obligated to engage an underwriter in connection any Shelf Underwritten Offering unless the amount of Registrable Common Stock to be sold by the Stockholder, together with any shares of Common Stock to be sold for the account of the Company and any other participating stockholders, equals at least 15% of the Company’s total outstanding market capitalization for its Common Stock as of the date of such written notice. The Stockholder shall give written notice to the Company of such intention at least five Business Days (or at least two Business Days in connection with a Shelf Underwritten Offering that is a Block Trade Offering) prior to the date on which such Shelf Underwritten Offering is anticipated to launch, specifying the number of Registrable Common Stock for which the Stockholder is requesting registration under this Section 2(d) and the other material terms of such Shelf Underwritten Offering to the extent known.

(ii)    If any managing underwriter of a Shelf Underwritten Offering advises the Company or the Stockholder that, in its opinion, the inclusion of all the equity securities sought to be included in such registration would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the Shelf Registration Statement applicable to such Shelf Underwritten Offering only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority: (1) first all the Registrable Common Stock requested to be included in such registration by the Stockholder and (2) second any securities proposed to be registered for the account of the Company or any other participating stockholder with such priorities among them as may from time to time be determined or agreed to by the Company.
(iii)    The Stockholder shall be permitted to withdraw all or part of its Registrable Common Stock from a Shelf Underwritten Offering at any time prior to 7:00 a.m., New York City time, on the date on which the Shelf Underwritten Offering is anticipated to launch.
(e)    Withdrawal Rights. The Stockholder having notified the Company to include any or all of its Registrable Common Stock in a Shelf Registration Statement under this Section 2 shall have the right to withdraw any such notice (which may not be re-made except in accordance with Section 9 hereof) with respect to any or all of the Registrable Common Stock designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such Shelf Registration Statement. In the event of any such withdrawal, the Company shall not include such Registrable Common Stock in the applicable registration and such Registrable Common Stock shall continue to be Registrable Common Stock for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Common Stock not so withdrawn.
3.    Piggyback Registration.
(a)    Participation. Subject to the terms and conditions hereof, whenever the Company (i) proposes to register its Common Stock under the Securities Act for its own account or for the account of others (other than a registration by the Company (x) on a registration statement on Form S-4 (or any successor form thereto) or otherwise in connection with a direct or indirect acquisition by the Company or one of its subsidiaries of another Person or a similar business combination transaction, (y) on a registration statement on Form S-8 (or any successor form thereto) or otherwise solely relating to an offering and sale to employees or directors of the Company pursuant to any employee share plan or other employee benefit plan arrangement or (z) pursuant to Section 2 hereof) or (ii) proposes to effect an Underwritten Offering of its Common Stock pursuant to an effective Shelf Registration Statement (other than an Underwritten Offering pursuant to Section 2 hereof) (each, a “Piggyback Registration”), the Company shall give the Stockholder prompt written notice thereof (but not less than five Business Days prior to the filing by the Company with the SEC of such registration statement or launch of such Underwritten Offering; provided, that for any Block Trade Offering, two Business Days’ notice shall be sufficient). Such notice (a “Piggyback Notice”) shall specify the number of shares of Common Stock proposed to be included in such registration statement or Underwritten Offering, the proposed date of filing of such registration statement with the SEC or launch of such Underwritten Offering, the proposed means of distribution and the proposed managing underwriter or underwriters (if any and if known). Upon the written request of the Stockholder, given within (A) one Business Day, in the case of any Block Trade Offering, or (B) three Business Days, in the case of any other registration or offering, after such Piggyback Notice is received by the Stockholder (which written request shall specify the number of Registrable Common Stock then presently intended to be disposed of by the Stockholder), the Company, subject to the terms and conditions of this Agreement, shall use its commercially reasonable efforts to cause all such Registrable Common Stock held by the Stockholder with respect to which the Company has received such written request for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s Common Stock being sold in such Piggyback Registration.
(b)    Piggyback Priorities. If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized investment bank selected by the Company, reasonably acceptable to the Stockholder) advises the Company that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Stockholder and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter or investment bank can be sold without such an effect, as follows and in the following order of priority:
(i)    if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company shall have determined, (B) second, the Registrable Common Stock of the Stockholder and equity securities sought to be registered by each of the Other Demanding Sellers (if any), pro rata on the basis of the number of shares of Common Stock held by the Stockholder and the Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or
(ii)    if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each of the Other Demanding Sellers and the Stockholder (if any), pro rata in proportion to the number of shares of Common Stock held by all such Other Demanding Sellers and the Stockholder and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

(c)    Same Underwriting Terms. In connection with any Underwritten Offering under this Section 3, the Company shall not be required to include a the Stockholder’s Registrable Common Stock in the Underwritten Offering unless the Stockholder accepts the terms and conditions of the underwriting as agreed upon between the Company and the underwriters selected by the Company, with, in the case of a combined primary and secondary offering, such differences, including any with respect to representations and warranties and indemnification, as may be customary or appropriate in combined primary and secondary offerings.
(d)    Delay or Withdrawal of Piggyback Registration.
(i)    If, at any time after giving written notice of its intention to register any of its equity securities or sell any Common Stock in an Underwritten Offering as set forth in this Section 3 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective or the launch date of such Underwritten Offering, the Company shall determine for any reason not to register or sell or to delay such sale or registration of such Common Stock, the Company may, at its election, give written notice of such determination to the Stockholder and thereupon (1) in the case of a determination not to sell or register, shall be relieved of its obligation to register any Registrable Common Stock in connection with such particular withdrawn or abandoned Piggyback Registration; provided, that Stockholders may continue the registration pursuant to the terms of Section 2 hereof and (2) in the case of a determination to delay selling or registering, shall be permitted to delay selling or registering any Registrable Common Stock, for the same period as the delay in registering such other Common Stock.
(ii)    The Stockholder shall be permitted to withdraw all or part of its Registrable Common Stock from a Piggyback Registration at any time prior to the effectiveness of such registration statement or at any time prior to 7:00 a.m., New York City time, on the date on which the Underwritten Offering is anticipated to launch, as the case may be.
4.        Holdback Agreements.
If requested by the Company or any managing underwriter of an Underwritten Offering of the Company’s equity securities, the Stockholder shall agree not sell or otherwise transfer or dispose of any shares of Registrable Common Stock or other security of the Company during the period beginning on the date that is estimated by the Company in good faith to be the seventh (7th) calendar day prior to the effective date of the applicable registration statement (or the anticipated launch date in the case of a “take-down” off of an already effective Shelf Registration Statement) until the earlier of (i) such time as the Company and such lead managing underwriter shall agree and (ii) ninety calendar days after the effective date of the applicable registration statement (or the pricing date in the case of a “take-down” off of an already effective Shelf Registration Statement); provided, that any lead managing underwriter may extend such period as necessary to comply with applicable FINRA rules.

5.    Registration Procedures.
(a)    Company Cooperation. In connection with any registration and sale of Registrable Common Stock pursuant to Section 2 or 3 of this Agreement, during the Effective Period and subject to the provisions of such Sections, the Company shall:
(i)    prepare and file with the SEC, as applicable, (A) the Shelf Registration Statement and use its reasonable best efforts to cause such Registration Statement to become effective or (B) the prospectus supplement, in each case as contemplated in Section 2(a) hereof;
(ii)    prepare and file with the SEC such amendments and supplements to such Shelf Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the Effective Period;
(iii)    furnish to the Stockholder such number of copies of such Shelf Registration Statement, each amendment and supplement thereto, each Prospectus and such other documents (but not including any report or other document filed or furnished pursuant to the Exchange Act) as the Stockholder may reasonably request in order to facilitate the disposition of the Registrable Common Stock, provided, however, that the Company shall have no such obligation to furnish copies of a final prospectus if the conditions of Rule 172(c) under the Securities Act are satisfied by the Company;
(iv)    furnish to counsel for the Stockholder and for the underwriters, if any, with copies of any written comments from the SEC or any state securities authority or any written request by the SEC or any state securities authority relating to the Shelf Registration Statement or related Prospectus;
(v)    use its reasonable best efforts to register or qualify such Registrable Common Stock under such other securities or blue sky laws of such U.S. jurisdictions as the Stockholder reasonably requests in writing; provided, that the Company will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph (iv), (2) subject itself to taxation in any such jurisdiction, (3) consent to general service of process in any such jurisdiction or (4) make any changes to any report filed or furnished pursuant to the Exchange Act that are incorporated by reference into such Registration Statement;
(vi)    notify the Stockholder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of any event as a result of which any Prospectus contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and, at the request of the Stockholder, promptly prepare and furnish to the Stockholder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Common Stock covered thereby, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(vii)    in connection with an Underwritten Offering, make available for inspection by the Stockholder and any underwriter participating in the Underwritten Offering, during regular business hours, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Stockholder or such underwriter, to conduct a reasonable due diligence investigation within the meaning of Section 11 of the Securities Act in connection with such Registration Statement; provided, that the foregoing investigation and information gathering shall be coordinated on behalf of such parties by one firm of counsel designated by and on behalf of the Stockholder and one firm of counsel designated by and on behalf of all of the underwriters; and provided further that each Person receiving such information shall, as a condition to receiving such information, agree in writing pursuant to confidentiality agreements in form and substance reasonably satisfactory to the Company to keep such information confidential and to take such actions as are reasonably necessary to protect the confidentiality of such information;
(viii)    use its reasonable best efforts to cause all such Registrable Common Stock to be listed on the principal securities exchange on which the Common Stock is then listed; and
(ix)    promptly notify the Stockholder and, in connection with an Underwritten Offering, any underwriter:
(1)    when the Registration Statement, any pre-effective amendment, the Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement has been filed (but not including any report or other document filed or furnished pursuant to the Exchange Act) and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective;
(2)    of any written request by the SEC for amendments or supplements to the Registration Statement or any Prospectus or of any inquiry by the SEC relating to the Registration Statement;
(3)    of the notification to the Company by the SEC of its initiation of any proceeding with respect to the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement; and

(4)    of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Common Stock for sale under the applicable securities or blue sky laws of any jurisdiction.
(b)    Stockholder Cooperation.
(i)    The Stockholder shall furnish to the Company any information regarding the Stockholder and the distribution of such securities as the Company reasonably determines is required or advisable in connection with the registration of the Stockholder’s Registrable Common Stock and the Company shall not have any obligation to include the Stockholder on any registration statement (or prospectus supplement to an existing Shelf Registration Statement) if such information is not promptly provided; provided, that, prior to excluding the Stockholder on the basis of its failure to provide such information, the Company shall furnish in writing a reminder to the Stockholder requesting such information at least three days prior to filing the applicable registration statement or prospectus supplement.
(ii)    The Stockholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(a)(vi) hereof, the Stockholder will forthwith discontinue disposition of Registrable Common Stock pursuant to the applicable registration statement and Prospectus until the Stockholder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus contemplated by Section 5(a)(vi) hereof and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in the Stockholder’s possession of the Prospectus current at the time of receipt of such notice relating to such Registrable Common Stock.
(iii)    The Stockholder shall not use any free writing prospectus (as defined in Rule 405 under the Securities Act) in connection with any registration statement covering Registrable Common Stock, without the prior written consent of the Company.
(c)    Underwritten Offerings Procedures.
(i)    The Stockholder may not participate in any Underwritten Offering (including a Shelf Underwritten Offering requested pursuant to Section 3(a) hereof) unless it completes, executes and delivers (or causes to be delivered, as the case may be) all questionnaires, powers of attorney, indemnities, underwriting agreements, legal opinions and other documents reasonably required under the terms of such underwriting arrangements and the provisions set forth herein in respect of registration rights.

(ii)    Any investment bank(s) that will serve as an underwriter with respect to any Underwritten Offering (including a Shelf Underwritten Offering requested pursuant to Section 2(d) hereof), shall be selected by the Company.
6.        Registration Expenses.
(a)    The Company shall pay any and all expenses incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all (i) registration and filing fees (including SEC registration fees and FINRA fees), (ii) fees and expenses of compliance with securities or blue sky laws, (iii) NYSE listing fees, (iv) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (v) transfer agent’s and registrar’s fees and expenses, (vi) fees and disbursements of counsel, accountants and other Persons retained by the Company and (vii) except as set forth in Section 6(b) hereof, all reasonable and documented out-of-pocket-expenses of the Stockholder (all such expenses, “Registration Expenses”).
(b)    The Stockholder shall pay all underwriting fees, discounts and commissions applicable to the sale of its Registrable Common Stock, and fees and disbursements of its counsel.
7.        Indemnification.
(a)    The Company agrees to indemnify and hold harmless the Stockholder, its partners, directors, officers, Affiliates and agents, and each Person who controls (within the meaning of Section 15 of the Securities Act) the Stockholder from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) (each, a “Liability” and collectively, “Liabilities”), arising out of or based upon any untrue, or allegedly untrue, statement of a material fact contained in any registration statement or prospectus or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading under the circumstances such statements were made, except insofar as such Liability (x) arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission contained in such registration statement or prospectus in reliance and in conformity with information furnished in writing to the Company by the Stockholder expressly for use therein, (y) arises out of or is based upon offers or sales effected by the Stockholder “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company, or (z) was caused by the Stockholder’s failure to deliver or make available to the Stockholder’s immediate purchaser a copy of the registration statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be delivered or made available); provided, however, the obligations of the Company hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(b)    The Stockholder agrees to indemnify and hold harmless the Company, its directors, officers, Affiliates and agents, and each Person who controls the Company (within the meaning of Section 15 of the Securities Act) to the same extent as the foregoing indemnity from the Company to the Stockholder, but only (x) if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished in writing to the Company by the Stockholder expressly for use in such registration statement or prospectus or (y) for any Liability which arises out of or is based upon offers or sales by the Stockholder “by means of” (as defined in Rule 159A under the Securities Act) a “free writing prospectus” (as defined in Rule 405 under the Securities Act) that was not authorized in writing by the Company; provided, however, that (x) the Stockholder shall not be liable hereunder for any amounts in excess of the gross proceeds received by the Stockholder pursuant to such registration, and (y) the obligations of the Stockholder hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of the Stockholder (which consent shall not be unreasonably withheld, conditioned or delayed).
(c)    Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to participate in, and to the extent that it may wish, assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (in addition to any local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party there may be one or more legal or equitable defenses available to such indemnified party that are in addition to or may conflict with those available to another indemnified party with respect to such claim. Failure to give prompt written notice shall not release the indemnifying party from its obligations hereunder except to the extent the indemnifying party is materially prejudiced by such failure to give notice.
(d)    The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.
(e)    If the indemnification provided for in or pursuant to this Section 7 is due in accordance with the terms hereof, but is held by a court to be unavailable or unenforceable in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and of the indemnified party on the other in connection with the offering of the Registrable Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that result in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the indemnified party on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, and by such party’s relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. In no event shall the liability of the Stockholder be greater in amount than the amount of gross proceeds received by the Stockholder upon such sale.
8.        Transfer of Registration Rights.
The Stockholder may not transfer or assign all or any portion of its rights under this Agreement without the prior written consent of the Company; provided, that the Stockholder may assign its rights and obligations hereunder (in whole or in part) to a 100% owned (directly or indirectly) Affiliate that agrees in writing with the Company to be bound by this Agreement as fully as if it were an initial signatory hereto, and any such transferee may thereafter make corresponding assignments in accordance with this proviso but only to other 100% owned (directly or indirectly) Affiliates of the Stockholder. Any assignee permitted by the preceding sentence must remain a 100% owned (directly or indirectly) Affiliate of the Stockholder. In the event any shares of Registrable Common Stock are transferred to one or more 100% (directly or indirectly) owned Affiliates in a manner permitted by this Agreement, the Stockholder shall notify the Company in writing of a single Person that shall be the authorized representative to receive notices and take all actions on behalf of the Stockholder and/or its permitted 100% owned (directly or indirectly) Affiliate assignees.
9.    Prohibitions on Requests; Stockholders’ Obligations.
(a)    The Stockholder shall not, without the Company’s consent, be entitled to deliver a Shelf Notice or a request for a Shelf Underwritten Offering if less than 120 calendar days have elapsed since (A) the effective date of a prior registration statement in connection with a Shelf Notice or Piggyback Registration, (B) the date of withdrawal by the Stockholder of a Shelf Notice or request for a Shelf Underwritten Offering or (C) the pricing date of any Underwritten Offering effected by the Company; provided, in each case, that the Stockholder has been provided with an opportunity to participate in the prior offering and has refused or not promptly accepted such opportunity.
(b)    The Stockholder shall not be entitled to sell any of its Registrable Common Stock pursuant to this Agreement, unless the Stockholder has timely furnished the Company with all information required to be disclosed in order to make the information previously furnished to the Company by the Stockholder not misleading and any other information regarding the Stockholder and the distribution of such Registrable Common Stock as the Company may from time to time request pursuant to Section 5(b)(i) hereof. Any sale of any Registrable Common Stock by the Stockholder shall constitute a representation and warranty by the Stockholder that the information of the Stockholder furnished in writing by or on behalf of the Stockholder, to the

Company does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.
10.    Miscellaneous.
(a)    Termination. This Agreement and the obligations of the parties hereunder shall terminate upon such time as there are no Registrable Common Stock, except for the provisions of Sections 6 and 7 of this Agreement, which shall survive such termination.
(b)    Notices. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be hand delivered or mailed postage prepaid by registered or certified mail or by facsimile transmission (with immediate telephone confirmation thereafter) and, in the case of the Stockholder, shall also be sent via e-mail,
    If to the Company:
HC2 Holdings, Inc.
450 Park Avenue
29th Floor
New York, NY 10022
Attention: General Counsel

    with a copy to (which shall not constitute notice):
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention: Gregory A. Fernicola, Esq.
     Todd E. Freed, Esq.

    If to the Stockholder:
Lancer Capital LLC
777 South Flagler Drive Suite 800W
West Palm Beach, FL 33401
Attention: Avram A. Glazer

with a copy to (which shall not constitute notice:
Woods Oviatt Gilman LLP
1900 Bausch & Lomb Place
Rochester, NY 14604
Attention: Christopher R. Rodi, Esq.

If to a transferee Stockholder, to the address of such transferee Stockholder set forth in the transfer documentation provided to the Company;

in each case, or at such other address as such party each may specify by written notice to the others, and each such notice, request, consent and other communication shall for all purposes of the Agreement be treated as being effective or having been given when delivered personally, upon one Business Day after being deposited with a courier if delivered by courier, upon receipt of facsimile or email confirmation if transmitted by facsimile or email, as applicable, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.
(c)    No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.
(d)    Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
(e)    Governing Law. The internal laws, and not the laws of conflicts (other than Section 5-1401 of the General Obligations Law of the State of New York), of New York shall govern the enforceability and validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties.
(f)    Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may be brought in any federal or state court located in the County and State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10(b) hereof shall be deemed effective service of process on such party.
(g)    Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(h)    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts (including electronically) and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.
(i)    Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof.
(j)    Captions. The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any provision of this Agreement.
(k)    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
(l)    Amendments. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, without the written consent of the Company and the Stockholder.
[Signature Page Follows]

    IN WITNESS WHEREOF, this Registration Rights Agreement has been duly executed by each of the parties hereto as of the date first written above.

COMPANY:

HC2 Holdings, Inc.

By:	/s/ Wayne Barr, Jr.
Name: Wayne Barr, Jr. Title: Interim Chief Executive Officer

STOCKHOLDER:

Lancer Capital LLC

By:	/s/ Avram A. Glazer
Name: Avram A. Glazer Title: Sole Member

[Signature Page to Registration Rights Agreement (Lancer Capital)]